Exhibit 99.1

Steven Chung to Join BigCommerce as Company President

Veteran technology leader, former ecommerce exec tapped to propel BigCommerce’s push to enterprise ecommerce leadership

AUSTIN, Texas — August 1, 2023 — BigCommerce (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced the company has hired technology industry veteran and experienced ecommerce sales leader Steven Chung as its president.

Chung will oversee BigCommerce’s sales, marketing and services organizations, consolidating the company’s go-to-market teams to fuel BigCommerce’s leadership in global enterprise ecommerce.

“Winning market share with a new ecommerce platform against established behemoths while I was at Demandware was some of the most fun I’ve had in my career,” Chung said. “We had to be more agile by proving to our customers and partners the benefits of an open, SaaS platform that could keep pace with the speed of digital innovation. I see parallels in the market today where aging, legacy platforms are ripe for replatforming and look forward to helping BigCommerce achieve its mission of becoming the market leader in enterprise ecommerce.”

Chung joins BigCommerce from Delphix, where, as president, he led the company’s strategic and commercial operations globally, including sales, business development, marketing, customer success, technical services, product support, solutions engineering, partnerships and office of the CTO. Prior to Delphix, Chung served as senior vice president of worldwide sales, customer success and services for PagerDuty (NYSE: PD), a global SaaS company, where he grew the revenue team from a $60 million startup to a $2.8 billion IPO in April 2019. Chung previously served as senior vice president of worldwide sales and business development for Demandware (NYSE: DWRE), an enterprise SaaS company, in which he led consecutive years of rapid growth resulting in a $2.8 billion acquisition by Salesforce in July 2016.

“There is no better person to fill this role and accelerate our enterprise growth,” said Brent Bellm, CEO of BigCommerce. “As the global sales leader at Demandware when they moved upmarket, Steven wrote the playbook for a modern SaaS company to take on the enterprise ecommerce incumbents. More importantly, he executed the plays and closed huge deals for nearly four years before the company was bought by Salesforce.”

“This is an important strategic and timely hire for BigCommerce,” said Larry Bohn, a member of BigCommerce’s board of directors. “Not only does Steven bring impeccable credentials, but the creation of this role puts new focus and leadership into the key areas that will drive BigCommerce’s enterprise growth well into the future.”

Prior to his technology career, Chung served as an officer in the US Army. He holds an MBA from the University of Southern California, and a bachelor’s from the University of Michigan, Ann Arbor.

He will begin his role at BigCommerce on Aug. 14.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or BigCommerce’s future financial or operating performance. For example, statements regarding the officer appointment are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “goal,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the officer appointment, including disruptions and uncertainties related thereto, the ability of an appointee to have the desired level of experience and expertise, the potential impact on BigCommerce’s business and future strategic direction resulting from the appointment, and BigCommerce’s ability to retain key members of senior management, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023, our Quarterly Report on Form 10-Q filed with the SEC on May 5, 2023, and the future quarterly and current

Exhibit 99.1

reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Solo Stove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

BigCommerce® is a registered trademark of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owners.

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Media Contact:
Brad Hem
pr@bigcommerce.com